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                                                                   EXHIBIT 4.1.3


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                            FIRST WAVE MARINE, INC.
                                   as Issuer


                             SUBSIDIARY GUARANTORS
                                  named herein

                                      and

                                 BANK ONE, N.A.
                                   as Trustee





                          THIRD SUPPLEMENTAL INDENTURE


                         Dated as of December 11, 1998

                               -----------------


                    Supplementing and Amending the Indenture
                          dated as of February 2, 1998

                 as amended by the First Supplemental Indenture
                          dated as of February 3, 1998
                     and the Second Supplemental Indenture
                            dated as of May 18, 1998

                     $90,000,000 11% Senior Notes due 2008


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         This THIRD SUPPLEMENTAL INDENTURE, dated as of December 11, 1998, is by and among FIRST WAVE MARINE, INC., a Delaware corporation (the "Company"), NEWPARK SHIPBUILDING--BRADY ISLAND, INC., a Texas corporation formerly known as Newpark Shipbuilding and Repair, Inc. ("Brady Island"), EAE SERVICES, INC., a Texas corporation ("EAE Services"), EAE INDUSTRIES, INC., a Texas corporation ("EAE Industries"), NEWPARK SHIPBUILDING--PELICAN ISLAND, INC., a Texas corporation formerly known as Newpark Marine Fabricators, Inc. ("Pelican Island"), NEWPARK SHIPBUILDING--GREENS BAYOU, INC., a Texas corporation formerly known as Louisiana Ship, Inc. ("Greens Bayou"), NEWPARK SHIPBUILDING--GALVESTON ISLAND, INC., a Texas corporation formerly known as FW Marine Properties, Inc. ("Galveston Island"), NEWPARK SHIPBUILDING--PASADENA, INC., a Texas corporation formerly known as John Bludworth Marine, Inc. ("Pasadena" and, together with Brady Island, EAE Services, EAE Industries, Pelican Island, Greens Bayou and Galveston Island, the "Existing Subsidiary Guarantors"), FIRST WAVE MANAGEMENT, INC., a Delaware corporation ("FW Management") and BANK ONE, N.A., as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of February 2, 1998, as amended by that certain First Supplemental Indenture dated February 3, 1998 and that certain Second Supplemental Indenture dated as of May 18, 1998 (as supplemented and amended, the "Indenture"), pursuant to which the 11% Senior Notes due 2008 (the "Notes") were issued; and

         WHEREAS, on August 6, 1998, Bludworth Shipyard and Fabrication, Inc., which was added as a Subsidiary Guarantor pursuant to the First Supplemental Indenture, was merged with and into Newpark Marine Fabricators, Inc., now known as Newpark ShipbuildingBPelican Island, Inc.; and

         WHEREAS, on August 7, 1998, certain of the Existing Subsidiary Guarantors amended their respective Articles of Incorporation in order to change their corporate names and, as a result,

         (i) Newpark Shipbuilding and Repair, Inc. is now known as Newpark Shipbuilding--Brady Island, Inc.;

         (ii) Newpark Marine Fabricators, Inc. is now know as Newpark Shipbuilding--Pelican Island, Inc.;

         (iii)    Louisiana Ship, Inc. is now known as Newpark
                  Shipbuilding--Greens Bayou, Inc.;

         (iv) FW Marine Properties, Inc. is now known as Newpark Shipbuilding--Galveston Island, Inc.; and

         (v) John Bludworth Marine, Inc. is now known as Newpark Shipbuilding--Pasadena, Inc.; and



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         WHEREAS, FW Management was incorporated on November 13, 1998 and the
Company has been issued all of the authorized stock of FW Management, thereby causing FW Management to be a wholly owned subsidiary of the Company; and

         WHEREAS, FW Management is now a Restricted Subsidiary of the Company;
and

         WHEREAS, FW Management will provide accounting, administrative and other management services to the Company; and

         WHEREAS, Section 10.8 of the Indenture provides that the Company shall cause any Person that becomes a Restricted Subsidiary after the Closing Date to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under
Article 10 of the Indenture and shall guarantee the Notes pursuant to the terms thereof.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors and FW Management agree as follows for the benefit of each other, the Trustee and the equal and ratable benefit of the Holders of the Notes, and hereby amend and supplement the Indenture as follows:

         SECTION 1. ADDITION OF SUBSIDIARY GUARANTORS. In accordance with
Section 10.8 of the Indenture, FW Management agrees to become a Subsidiary Guarantor under Article 10 of the Indenture and hereby guarantees the Notes pursuant to the terms thereof.

         SECTION 2. MODIFICATION OF INDENTURE. Upon the execution and delivery of this Third Supplemental Indenture, the Indenture shall be modified to reflect the addition of FW Management as a Subsidiary Guarantor under the Indenture, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes.

         SECTION 3. RATIFICATION. Except to the extent amended by or inconsistent with this Third Supplemental Indenture, the Company, the Existing Subsidiary Guarantors, FW Management and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

         SECTION 4.  MISCELLANEOUS.

                 A. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 B. Meaning of Terms. Any capitalized terms used in this Third Supplemental Indenture and not defined herein that are defined in the Indenture shall have the meanings specified in the Indenture, unless the context shall otherwise require.


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                 C. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

                                     FIRST WAVE MARINE, INC.


                                     By:       /s/ Frank W. Eakin
                                         -------------------------------------
                                              Frank W. Eakin
                                              President

                                     NEWPARK SHIPBUILDING--BRADY ISLAND, INC.


                                     By:      /s/ David B. Ammons
                                         -------------------------------------
                                              David B. Ammons
                                              Executive Vice President

                                     EAE SERVICES, INC.


                                     By:      /s/ David B. Ammons
                                         -------------------------------------
                                              David B. Ammons
                                              Executive Vice President

                                     EAE INDUSTRIES, INC.


                                     By:      /s/ David B. Ammons
                                         -------------------------------------
                                              David B. Ammons
                                              Executive Vice President

                                     NEWPARK SHIPBUILDING--PELICAN ISLAND, INC.


                                     By:      /s/ David B. Ammons
                                         -------------------------------------
                                              David B. Ammons
                                              Executive Vice President



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                                    NEWPARK SHIPBUILDING--GREENS BAYOU, INC.


                                    By:     /s/ David B. Ammons
                                        -------------------------------------
                                             David B. Ammons
                                             Executive Vice President

                                    NEWPARK SHIPBUILDING--PASADENA, INC.


                                    By:     /s/ David B. Ammons
                                        -------------------------------------
                                             David B. Ammons
                                             Executive Vice President

                                    NEWPARK SHIPBUILDING--GALVESTON ISLAND, INC.



                                    By:     /s/ David B. Ammons
                                        -------------------------------------
                                             David B. Ammons
                                             Executive Vice President

                                    FIRST WAVE MANAGEMENT, INC.



                                    By:     /s/ David B. Ammons
                                        -------------------------------------
                                             David B. Ammons
                                             Executive Vice President

                                    BANK ONE, N.A.,
                                    as Trustee


                                    By:     /s/ David B. Knox
                                        -------------------------------------
                                             Authorized Signer


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